                                                                   Exhibit 10.22






                           ASSET MANAGEMENT AGREEMENT

                  THIS AGREEMENT is made this 26th day of September, 2000 between EBS Building, L.L.C., a Delaware limited liability company ("Owner"), and HEITMAN CAPITAL MANAGEMENT LLC, an Iowa limited liability company ("Heitman").

                                    RECITALS

          A. Owner owns fee title to that certain parcel of real property together with the buildings and improvements thereon erected, known generally as One Financial Plaza and located at 501 North Broadway, St. Louis, Missouri
(the "Property"). The Property consists of a 12-story office building containing approximately 500,000 gross and 434,136 rentable square feet, with appurtenant common areas and parking facilities;

          B. Heitman has expertise, knowledge and experience in providing real estate asset management services; and

          C. Owner desires to engage Heitman to provide real estate asset management services with respect to the Property. Heitman desires to accept such engagement, all subject to the terms and conditions of this Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                            DEFINITIONS, APPOINTMENT

                  1.1. DEFINITIONS. The following terms shall have the meanings hereinafter set forth throughout this Agreement:

         "Heitman" shall have the meaning set forth in the Preface of this Agreement.

         "Heitman's Notice Address" shall mean: 180 N. LaSalle Street, Chicago, Illinois, 60601, Attn: Dwight P. Fawcett, or such address as Heitman may notify Owner from time to time.

         "Leasing Agent" shall mean the leasing agent hired by Owner to perform leasing services in connection with the Property, who shall initially be Colliers Turley Martin Tucker, Inc., or any successor appointed pursuant to the provisions set forth herein.

         "Owner" shall have the meaning set forth in the Preface of this Agreement.












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                                                                   Exhibit 10.22


         "Owner's Notice Address" shall mean: EBS Building, L.L.C., c/o PricewaterhouseCoopers LLP, 50 Hurt Plaza - Suite 1700, Atlanta, GA 30303,
Attention: Keith F. Cooper, or such address as Owner may notify Heitman from time to time.

         "Property" shall have the meaning set forth in the Recitals to this Agreement.

         "Property Manager" shall mean the real property manager hired by Owner to perform day-to-day management of the Property, who shall initially be Insignia/ESG, Inc., or any successor appointed pursuant to the provisions set forth herein.

         "Related Party" shall have the meaning set forth in Section 4.3.

                  1.2. REPRESENTATIONS AND WARRANTIES. Heitman and Owner each represent and warrant to the other that (i) it is duly organized, validly existing, in good standing under the laws of the state of its incorporation or formation, and (ii) the person signing this Agreement for it is duly authorized to execute this Agreement on its behalf. Heitman covenants that: (A) Heitman will discharge its duties with reasonable care, skill, prudence and diligence; and (B) the personnel of Heitman who will be responsible for carrying out the terms of this Agreement are individuals experienced in the performance of the various functions contemplated by this Agreement.

                                    ARTICLE 2

                           RESPONSIBILITIES OF HEITMAN

                  Heitman shall provide or cause to be provided the following services with respect to the Property:

                  2.1. OVERSIGHT OF PROPERTY MANAGEMENT AND LEASING. Owner has engaged Property Manager to perform day-to-day property management services at the Property. Heitman shall reasonably oversee the performance by the Property Manager of its contractual obligations, including but not limited to review of service and supply contracts, billings and disbursements, lease enforcement activities and compliance with applicable laws, and shall immediately report any deficiencies or problems, with recommendations or plans to remedy any such deficiencies or problems, to Owner. Owner has engaged Leasing Agent to perform leasing brokerage services at the Property. Heitman shall reasonably oversee the Leasing Agent's leasing activities, including development of marketing activities, lease negotiation and documentation, the Leasing Agent's financial analysis of tenants and leases, and the Property Manager's or other parties' supervision of tenant buildout. Heitman shall review budgets, reports, plans, financial statements and other similar materials prepared by the Property Manager and delivered to Heitman. Following its review of the annual budget, Heitman shall submit the budget to Owner for approval. Following its review of leases, Heitman shall submit recommended leases to Owner for approval and for signature.


                  2.2. INSPECTION AND LEASING STRATEGY REVIEW. Heitman shall inspect the








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                                                                   Exhibit 10.22

Property on a periodic basis in order to ascertain that the Property is maintained in an appropriate manner and consistent with Owner's objective to sell the Property. Heitman shall review schedules prepared by the Property Manager regarding the payment performance of tenants, the Property's lease expirations, and market lease terms quoted by the Leasing Agent and by other competitive properties.

                  2.3. TAX RETURNS. Heitman shall cooperate with and provide such materials as may be available to Heitman to Owner's attorneys and accountants for the preparation of tax returns relating to the Property. Heitman shall not be required to maintain Owner's tax records or prepare Owner's tax returns.

                  2.4. REPAIRS AND CAPITAL IMPROVEMENTS. As reasonably requested by Owner, Heitman shall assist Owner in selecting appropriate third-party service providers to overview major repair and capital improvement programs.

                  2.5. DISPOSITION, DEVELOPMENT, OR FINANCING OF THE PROPERTY. Owner shall have full responsibility for deciding whether or not the Property shall be financed, developed or redeveloped, sold, exchanged, or disposed of in any other fashion. Heitman shall advise Owner of its recommendations for the timing and preferred method of any such action and consult with Owner concerning the same. If Owner deems any such action to be advisable after consulting with Heitman, then Heitman shall work with Owner in assisting to effectuate any such transaction. At Owner's request, Heitman shall provide its advice as to a strategy for selling the Property, and shall implement such strategy as may be agreed to by the Owner. Heitman shall assist with the sales strategy and provide services which may include: (i) preparing and overviewing the preparation of marketing materials; (ii) identifying prospective buyers; (iii) assisting the Property Manager in providing due diligence materials to prospective buyers and in providing reasonable access to prospective buyers (but not in violation of any leases or other agreements pertaining to this Property) for the limited purpose of inspections; (iv) assisting Owner in negotiating a letter of intent with Owner-approved prospective buyers; and (v) assisting Owner's attorneys and other third-party service providers in the sale of the Property, including involvement in the negotiation of contracts and the provision of necessary information. Heitman shall exercise reasonable care and good faith in the discharge of its duties hereunder, and shall promote the interests of Owner, including but not limited to (i) seeking a price and terms and conditions for the sale of the Property acceptable to Owner, and (ii) disclosing to Owner any adverse material information pertaining to the Property or the offering of the Property for sale becoming known to Heitman.

                  In connection with (and without limiting) Heitman's responsibilities under Section 6.14 hereof, Heitman understands that the lease and tenant information, leases, rent rolls, tenant files, budgets, lease negotiations, marketing materials and other information relating to the Property (collectively, the "Information") is of a non-public, highly confidential nature, and Heitman agrees (a) to hold the Information in strict confidence, (b) to limit dissemination of the Information to Heitman's Parties (as defined below) under express conditions requiring the maintenance of confidentiality, and (c) otherwise to disclose the Information to prospective buyers only with the prior approval of Owner and only to the extent such prospective buyers shall have signed an acknowledgment of the confidentiality of any offering, agreeing to hold the

                                                                   Exhibit 10.22


 disclosed Information in strict confidence.

                  2.6. LEGAL AND ACCOUNTING ADVICE. Throughout the term hereof, Owner shall retain on its behalf legal counsel and public accountants. At the reasonable request of Owner, Heitman shall assist in implementing the recommendations of such counsel and accountants.

                  2.7. SELECTION OF THIRD PARTIES. To the extent reasonably deemed necessary by Heitman for the proper operation or sale of the Property, Heitman shall make appropriate inquiries about, or make recommendations to Owner with respect to the selection of, and shall supervise and conduct relations with, third-party service providers. Heitman shall, upon Owner's reasonable request, solicit, interview, and give recommendations regarding any successor to the Property Manager, Leasing Agent and any other agents employed in connection with the Property. Owner shall have the right to designate any such third party that it wishes to be hired and shall further have the right to terminate the employment or to elect not to renew the contract of any such third party. The cost of the services of such third parties shall be billed directly to and paid by Owner, unless Owner directs that payment be made from one or more of the Property accounts. In the event that the services of the Property Manager or any other employee or agent of Heitman or Owner is terminated and Owner has not yet approved a successor, Heitman may select and engage a temporary successor, on commercially reasonable terms and at market rates (provided such engagement must include a 30 day termination clause for any reason or no reason), until such time as Owner approves a permanent successor. In the event Heitman engages such a successor, it shall notify Owner of the same and forward to Owner a copy of any information reasonably requested by Owner.


                                    ARTICLE 3

                                 INDEMNIFICATION

                  3.1. OWNER'S INDEMNITY. Owner shall indemnify and hold harmless Heitman and its affiliates, and all of their respective officers, directors, shareholders, agents and employees (collectively, "Heitman's Parties") from and against any and all liabilities, claims, demands, damages, reasonable expenses and fees, fines, suits, losses and causes of action (including the right to separate counsel in the event of litigation) of any and every kind or nature arising from (i) any action taken, omitted, or suffered by any of Heitman's Parties pursuant to this Agreement, or in accordance with specific instructions from Owner, (ii) any action taken or omitted by Owner or Property Manager, (iii) any breach of this Agreement by Owner or (iv) the fraud, gross negligence or willful misconduct of Owner, other than any liability, claim, demand, expense, damage, fee, suit, loss or cause of action to the extent arising from (a) any acts of any of Heitman's Parties outside the scope of the authority granted to Heitman herein, or any breach of this Agreement by any of Heitman's Parties, or (b) the fraud, gross negligence or willful misconduct of any of Heitman's Parties. Owner shall name Heitman as an additional insured on the insurance policy or policies covering the Property, and, except in the event of an occurrence of the items set forth in clauses (a) and (b) above, Owner shall pay any deductible on any claim under such policy. In addition, Owner shall indemnify and hold harmless Heitman's Parties from and against any

                                                                   Exhibit 10.22

damages, costs, claims or expenses arising from or in connection with any salary, pension, workmen's compensation, tax or similar liabilities relating to Owner's Parties' (as defined below) employees, if any.

                  3.2. HEITMAN'S INDEMNITY. Heitman shall defend, indemnify and hold harmless Owner, Owner's members and their affiliates, and all of their respective officers, directors, shareholders, agents and employees (collectively, "Owner's Parties"), from and against any and all liability, claims, demands, damages, reasonable expenses, fees, fines, suits, losses and causes of action (including the right to separate counsel in the event of litigation) of any and every kind or nature, arising from or in any way connected with (i) any acts of any of Heitman's Parties outside the scope of the authority granted to Heitman herein, or any breach of this Agreement by any of Heitman's Parties, or (ii) the fraud, gross negligence or willful misconduct of any of Heitman's Parties, other than any liability, claim, demand, damage, expense, fee, suit, loss or cause of action to the extent arising from (a) a breach of this Agreement by Owner or (b) the fraud, gross negligence or willful misconduct of Owner. In addition, Heitman shall indemnify and hold harmless Owner's Parties from and against any damages, costs, claims or expenses arising from or in connection with any salary, pension, workmen's compensation, tax or similar liabilities relating to Heitman's Parties' employees.

                  3.3. ADDITIONAL COSTS; SURVIVAL. The indemnification obligations set forth in this Article 3 shall include the payment of reasonable attorneys' fees and investigation costs, as well as other reasonable costs and expenses incurred by the indemnified party in connection with such claim. At the option of, and upon receipt of notice from the indemnified party, the indemnifying party shall promptly and diligently defend any such claim, demand, action or proceeding with counsel reasonably acceptable to the indemnified party. The provisions of this Article 3 shall survive the termination of this Agreement.


                                    ARTICLE 4

                   COMPENSATION FOR ASSET MANAGEMENT SERVICES

                  Owner agrees to pay to Heitman and Heitman agrees to accept, as full and complete consideration for the asset management undertakings herein provided or contemplated, the following compensation:

               4.1. ASSET MANAGEMENT FEE. With respect to providing the asset management services contemplated herein, Heitman shall be entitled to receive a monthly fee of $20,833.33 which fee shall be payable in arrears and prorated as applicable at the end of the first and the last month. In addition, in the event the Property shall be sold prior to the expiration of the term (or earlier termination) of this Agreement, then unless Owner selects a third party to market the Property for sale, Owner shall pay Heitman 1.5% of the gross sales price for the Property (1.25% if a buyer's broker is involved) plus 5% of that portion of the gross sales price for the Property that exceeds $42,000,000, such fee to be earned and paid only at the time of the closing of the sale of the Property, which shall have occurred when title to the Property (or 100% of the











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                                                                   Exhibit 10.22

ownership interests in Owner, if the sale of the Property shall be structured as a transfer of the limited liability company membership interests) has been conveyed to a buyer.

If Owner has not selected a third party to market the Property for sale, and if the Property shall not have been sold during the term of this Agreement then within 15 business days after expiration of the term (or earlier termination) of this Agreement, Heitman may submit to Owner a written list of any parties with whom Heitman may then be discussing the sale of the Property as contemplated in
Section 2.5 of this Agreement and who have signed a written acknowledgment agreeing to maintain confidentiality with respect to the Information and discussions concerning the Property. If a sale contract is entered into by Owner with any party included on the list within six months following the expiration of the term (or earlier termination) of this Agreement, or if prior to the expiration of the term (or earlier termination) of this Agreement a sale contract has been entered into by Owner with any party but the closing of the sale of the Property under such sale contract has not occurred as of such expiration (or earlier termination) date, then in either such event if within six months following such expiration (or earlier termination) date the closing of the sale of the Property occurs under such a sale contract, Heitman shall be entitled to compensation, calculated as set forth in the immediately preceding paragraph, upon closing of the sale of the Property to such party under such sale contract.

Any sale-related compensation computed as set forth above shall be subject to offset and reduction as provided in the following paragraph and in Section 4.2 of this Agreement.

The parties acknowledge and agree that Heitman has been reimbursed for third-party marketing costs incurred in 1999 in the amount of $19,981.75 (the "Previously Incurred Marketing Costs"). Unless a third party is selected by Owner to market the Property for sale, future out-of-pocket marketing costs incurred by Heitman and approved by Owner in connection with efforts to sell the property will be reimbursed to Heitman, provided however, that upon the sale of the Property any such future costs that are reimbursed, as well as the Previously Incurred Sale Costs, will be offset against the sale-related compensation paid to Heitman as described above.

If Owner selects a third party to market the Property for sale, Heitman will cooperate with such third party, and will provide such third party with such information as may be requested relating to the Property to facilitate the marketing effort. Owner and such third party shall agree separately with respect to compensation for such third party. In the event a sale of the Property occurs and Owner is obligated to compensate such a third party, then Heitman shall, at the time of such sale, be paid a fee equal to 0.25% of the sale price of the Property as its sole compensation related to the sale of the Property.

Heitman shall, concurrently with receipt of (and as a condition to payment of) any fee related to the sale of the property hereunder, execute an unconditional lien waiver in substantially the form of Exhibit A attached hereto.



                  4.2. REIMBURSEMENTS. Owner shall reimburse Heitman for all third party costs and expenses incurred by or on behalf of Owner with respect to the Property. Such costs may

                                                                   Exhibit 10.22

include the services of independent appraisers, architects, designers, developers, engineers, lawyers, contractors and others approved in advance by Owner; title insurance and abstract work; surveys, surveyor's Certificates and reports; insurance brokerage services; servicing of mortgage loans as is normally performed by mortgage bankers and banks; accounting and financial analysis services in connection with the management of the Property; and audit and accounting fees of independent certified public accountants. Owner shall also reimburse travel and lodging costs incurred by Heitman in connection with the performance of its responsibilities hereunder.

                  4.3. RELATED PARTIES. It is expressly agreed by the parties hereto that without the prior written consent of Owner in each instance, Heitman shall not, in connection with the performance of its duties hereunder, purchase any supplies, equipment or other items from or contract or make any commitments with or otherwise employ or deal with any person, firm, company, partnership or other entity which is controlled by Heitman or in which Heitman, Heitman and its employees, or any parties controlling Heitman have a direct or indirect financial interest or relation (each a "Related Party").

                  4.4. METHOD OF PAYMENT. The monthly asset management fee set forth in this Article 4 shall be paid to Heitman from the Property Manager's operating account on a monthly basis for so long as this Agreement is in effect and any sale-related compensation shall be paid from net sale proceeds owed to Owner in connection with a sale of the Property. Except as set forth in this
Article 4, all office expenses, salaries or any other costs or obligations incurred by Heitman in the performance of its duties hereunder shall be borne solely by Heitman.

                                    ARTICLE 5

                                   TERMINATION

                  5.1. PRIMARY TERM AND RENEWALS. This Agreement shall become effective on the date Owner executes this Agreement and shall continue in full force and effect until September 25, 2002, and shall thereafter automatically renew for additional one-year periods, unless otherwise terminated as provided herein.

                  5.2. OWNER'S RIGHTS OF TERMINATION. Notwithstanding anything to the contrary contained in this Agreement, Owner may terminate this Agreement,
(i) without cause upon thirty (30) calendar days' written notice delivered to Heitman, (ii) for failure by Heitman to observe or perform any or all of the covenants and provisions of this Agreement, upon 15 calendar days written notice to Heitman and the failure to cure such breach within such 15 day period, and
(iii) upon a sale or transfer of the Property or the beneficial ownership thereof, upon ten (10) calendar days written notice delivered to Heitman. The termination of any other agreement between Owner or any affiliate of Owner and Heitman for cause shall be deemed "cause" for termination by Owner of this Agreement. Upon termination, Heitman shall be entitled to receive its fees accrued through the effective date of termination (unless Heitman resigns or is terminated for cause, in which case Heitman shall be entitled to receive its fees accrued through the date of resignation or termination subject to offset for any damages incurred by Owner as a result of any breach of this Agreement by Heitman). In addition, Owner shall be entitled to all

                                                                   Exhibit 10.22
damages, relief, rights and remedies available at law or in equity as a result of a breach of this Agreement by Heitman.

                  5.3. HEITMAN'S RIGHT OF TERMINATION. Notwithstanding anything to the contrary contained in this Agreement, Heitman may terminate, (i) without cause upon thirty (30) calendar days' written notice delivered to Owner, and
(ii) for failure by Owner to observe or perform any or all of the covenants and provisions of this Agreement upon fifteen (15) calendar days' written notice delivered to Owner. Upon termination, Heitman shall be entitled to receive its fees accrued through the later of (i) the effective date of termination or (ii) six months from the date hereof (if this Agreement is terminated by Heitman due to cause). In addition, Heitman shall be entitled to damages, if any, it incurs as a result of breach of this Agreement by Owner.

                  5.4. OTHER TERMINATION. In the event a petition for bankruptcy is filed by or against either Owner or Heitman, or in the event that either shall make an assignment for the benefit of creditors or take advantage of any insolvency act, either party hereto may forthwith terminate this Agreement upon fifteen (15) calendar days' written notice to the other subject to the last sentence of Section 5.2 above in the event that such petition is filed against, or such assignment is made by, Owner.

               5.5. CONTINUED RESPONSIBILITY. Following the delivery of any notice of termination hereunder, Heitman will perform all of its obligations hereunder in good faith as directed by Owner and will cooperate fully with Owner in taking all necessary or appropriate steps in order to effectuate the orderly transfer of the responsibilities herein. Heitman shall further deliver to Owner all property, books, records, and documents of Owner then in the custody of Heitman upon Owner's request.


                                    ARTICLE 6

                            MISCELLANEOUS PROVISIONS

                  6.1. NOTICES. Any and all notices required or which either party herein may desire to give to the other shall be made in writing and shall be given by certified or registered mail, postage prepaid, return receipt requested, or by recognized overnight courier, such as Federal Express or Airborne Express, and shall be deemed to be given on the third business day following the date of posting in a United States Post Office or branch post office or one day after delivery to the overnight courier, and shall be addressed to Owner's Notice Address or Heitman's Notice Address. Either party may, by notice as aforesaid actually received, designate a different address or addresses for communications intended for it.

                  6.2. RELATIONSHIP. Notwithstanding anything to the contrary contained herein, Heitman shall be an independent contractor performing asset management functions for Owner but shall, at all times, be subject to the provisions of this Agreement with respect to managerial decisions. All records maintained by Heitman with respect to the operation, leasing or

                                                                   Exhibit 10.22

maintenance of the Property shall, at all times, be and constitute the property of Owner and shall be surrendered to Owner in accordance with the terms hereof, without charge or expense. Nothing herein shall create an agency coupled with an interest.

                  6.3. OWNER'S AND HEITMAN'S LIMITED LIABILITY. The liability of Owner under this Agreement with respect to any fees, and reimbursements, or otherwise shall be limited to, and recourse of Heitman and those claiming by, through or under Heitman shall be limited to, Owner's interest in the assets comprising the Property. No individual, officer, director, employee, shareholder, principal, member, or partner in or of the Owner or Heitman, whether direct or indirect, shall be personally liable for the performance of Owner's or Heitman's respective obligations under this Agreement.

                  6.4. COMPLIANCE WITH EQUAL OPPORTUNITY LAW AND REGULATIONS. During the term of this Agreement, Heitman and anyone authorized to act for Heitman shall comply with the provisions of Title VIII of the Civil Rights Act of 1968, as amended, and Executive Order 11063; Titles VI and VIII of the Civil Rights Act of 1964 and where applicable, Executive Order 11246, as amended, and all applicable state and local laws. Neither Owner, Heitman or anyone authorized to act for such parties shall, in the rental, lease or sale, in the provision of services or any other manner, discriminate against any person on the grounds of race, color, creed, religion, sex, national origin, or any other basis prohibited by law.

                  6.5 AMENDMENT. This Agreement contains the entire agreement of the parties and any attempt to change or modify the terms hereof shall be null and void, unless approved and agreed to in writing by Owner and Heitman. All prior agreements and understandings are hereby agreed to be null and void.

                  6.6. STATE LAW. This Agreement shall be construed, interpreted and applied in accordance with, and shall be governed by, the laws of the State of Missouri.

                  6.7. ASSIGNMENT. This Agreement shall not be assignable without the express written consent of the other party (except for involuntary assignment by operation of law in connection with any merger, consolidation, or sale of substantially all the assets of a party).

                  6.8. CONSTRUCTION. The plural may include the singular and the singular may include the plural and this Agreement shall be interpreted in this regard as the context may require.

                  6.9. HEADINGS. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

                  6.10. WAIVER. The waiver of any terms and conditions of this Agreement on any occasion or occasions shall not be deemed as a waiver of such on any future occasions.

                  6.11. DIVISIBILITY. In the event any article, section or paragraph of this

                                                                   Exhibit 10.22

Agreement is deemed illegal or unlawful, the same shall be struck here from and all other articles, sections or paragraphs shall remain valid and in full effect.

                  6.12. JURY TRIAL WAIVER. Owner and Heitman hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with this Agreement.

                  6.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute and be taken as one and the same instrument.

                  6.14. CONFIDENTIALITY. Heitman shall maintain as confidential the Information and all communications, studies, analyses, conclusions and knowledge pertaining to Owner or the Property or derived from the Information (collectively the "Confidential Materials") including, without limitation, Owner's financial statements for the Property and other financial information prepared by or on behalf of Owner, and Heitman shall not disclose, use or release such Confidential Materials to any third party except as approved in advance in each instance by Owner; provided, however, Heitman may disclose the Confidential Materials (i) if (but only to the extent) required by law, (ii) to the manager of Owner pursuant to Section 6.16 hereof, (iii) to Heitman's Parties and its advisors and consultants to the extent required for Heitman to perform its duties hereunder so long as Heitman's Parties and its advisors and consultants similarly agree to maintain such Confidential Materials as confidential and not to disclose the same, and (iv) to prospective buyers of the Property to the extent permitted under Section 2.5 hereof. If Heitman is requested or required (by interrogatories, subpoena, civil investigative demand or similar legal process) to disclose any information relative to the Property or Owner, Heitman will promptly notify Owner of such request or requirement so that Owner, at its sole cost and expense, may seek an appropriate protective order or waive in writing the confidentiality requirements of this Agreement with respect to such request or requirement. If, in the absence of a protective order or the receipt of a written waiver hereunder, Heitman is, in the opinion of Heitman's counsel, legally compelled to disclose any information relating to the Property, Heitman may disclose such information to the party compelling such disclosure without liability hereunder. In no event shall Heitman be put in a position of violating lawful process or a court order. These agreements with respect to confidentiality and the Confidential Materials shall survive the termination of this Agreement, and shall be enforceable by protective order, specific performance or other equitable relief (Heitman acknowledging that any breach of these agreements may cause immediate and irreparable harm).

                  6.15. INSURANCE. Heitman shall maintain, at its sole cost and expense, workers' compensation and professional liability insurance. To the extent that either party makes a claim under an insurance policy, the other party agrees to cooperate and aid in the attempt to obtain the benefits sought by the party making the claim. Owner shall add Heitman and affiliates of Heitman reasonably designated by Heitman as an additional insured on all liability insurance policies relating to the Property held by Owner, and Owner shall, if it retains possession of any such insurance policy, provide to Heitman copies of such insurance policy(ies) upon request

                                                                   Exhibit 10.22

                  6.16. COMMUNICATIONS; OWNER'S CONSENT OR APPROVAL. All communications from Heitman to Owner shall be directed to PricewaterhouseCoopers LLP, as manager of Owner, or such other recipient as Owner may notify Heitman in writing from time to time. In any situation where Owner's consent of approval is required under this Agreement, such consent or approval shall be provided in the form of written authorization provided to Heitman by PricewaterhouseCoopers LLP, as manager of Owner.

                  6.17. ATTORNEYS' FEES. In the event any dispute between the parties hereto should result in litigation, the prevailing party therein shall be reimbursed for all reasonable costs, including, without limitation, reasonable attorneys' fees. The prevailing party shall be the party which by law is entitled to recover its costs of suit, whether or not the action proceeds to final judgment. If the party which instituted suit shall dismiss it against the other party without the concurrence of such other party, the non-dismissing party shall be deemed to be the prevailing party.

                  6.18. SUCCESSORS.   Subject to Section 6.7 above, this
Agreement shall be binding on and shall inure to the benefit of Heitman and Owner and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

HEITMAN:                              OWNER:

HEITMAN CAPITAL MANAGEMENT            EBS Building, L.L.C.,
LLC, an Iowa limited liability        a Delaware limited liability company
company

                                     By:  PricewaterhouseCoopers LLP, a Delaware
By: ____________________________          limited liability partnership, Manager

    Its:  _________________________  By:______________________________

                                        Its: ___________________________

                                                                   Exhibit 10.22

                                    EXHIBIT A

                            UNCONDITIONAL LIEN WAIVER


STATE OF MISSOURI      )
                       )        SS
CITY OF ST. LOUIS      )

               On this       day of           , 200  , before me personally
appeared the undersigned,                         , of Heitman Capital
Management LLC, an Iowa limited liability company, who, being by me duly sworn on oath, did hereby certify the following:

               1. The undersigned has contracted with EBS BUILDING, L.L.C., a Delaware limited liability company, to provide certain services (the "Services"), in connection with the real estate known generally as One Financial Plaza, and located at 501 North Broadway, St. Louis, Missouri, as legally described on the Exhibit attached hereto and incorporated herein by this reference (the "Real Estate").

               2. The undersigned, for itself and on behalf of its shareholders, directors, officers, partners, employees, successors, assigns and heirs and personal representatives, for good and valuable consideration, the receipt and sufficiency of which consideration is hereby acknowledged, hereby unconditionally and absolutely waives any and all right to any lien or any other right or claim to the Real Estate and any and all interests therein, whether having already arisen or to arise in the future.

               3. The undersigned represents and warrants that (i) the signator has full and complete authority to execute this lien waiver and to waive the rights of the undersigned, and (ii) the entire amount owing to the undersigned for the Services has been paid to the undersigned in full as of the date hereof.

                                           HEITMAN CAPITAL MANAGEMENT LLC


                                           By:
                                              ----------------------------------
                                           Title:
                                                 -------------------------------
                                           Printed Name:
                                                        ------------------------

                       Subscribed and sworn to before me the day and year first above written.


                                            ------------------------------------
                                            Notary Public
My Commission Expires: